UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 30, 2005

MERCANTILE BANCORP, INC.
 (Exact Name of Registrant as Specified in Charter)

Delaware	001-32434	37-1149138
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

440 Maine Street, Quincy, Illinois 62301
 (Address of Principal Executive Offices) (Zip Code)

(217) 223-7300
 Registrant’s Telephone Number, Including Area Code

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

          On March 30, 2005, Mercantile Bancorp, Inc. (the “Company”) issued a press release reporting earnings for the year ended December 31, 2004.  Net income for the year ended December 31, 2004 was $8,318,000 compared to $8,311,000 for 2003.  Basic earnings per share were $4.24 and $4.23 for the years ended December 31, 2004 and 2003, respectively.  Total assets at December 31, 2004 were $1,040,553,000 compared with $906,160,000 at December 31, 2003, an increase of $134,393,000 or 14.8%.  Total stockholders’ equity at December 31, 2004 was $85,982,000 compared with $80,034,000 at December 31, 2003, an increase of $5,948,000 or 7.4%.  Weighted average shares remained unchanged at 1,963,680 for the years ended December 31, 2004 and 2003, respectively.  Book value per share at December 31, 2004 was $43.79 compared with $40.76 at December 31, 2003, an increase of $3.03 or 7.4%.

          The full text of the earnings release is included herein as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements And Exhibits

          (c) Exhibits:

Exhibit Number	Description

99.1	Press release issued by Mercantile Bancorp, Inc. on March 30, 2005.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCANTILE BANCORP, INC.

By:	/s/DAN S. DUGAN

Name:	Dan S. Dugan
Title:	President, Chief Executive Officer and Chairman

Date: March 30, 2005

3